UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2006

ENCLAVES GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-29689	20-1951556
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2550 East Trinity Mills Road, Suite 122, Carrollton, Texas		75006
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code: (972) 416-9304

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 31, 2005, our Texas subsidiary, Enclaves of Spring Magnolia II LLC, a Texas limited liability company (“Spring Magnolia II”), executed and delivered an Extension of Note and Lien (“Note Extension”), attached hereto as Exhibit 10.1, to Orinda Capital Partners, L.P., a Texas limited partnership (“Orinda”) which was the seller to Spring Magnolia II of the real property located in Fort Worth, Tarrant County, Texas (“Phase II Fort Worth”), which Spring Magnolia II plans to develop as Phase II of our Fort Worth “Enclaves” project. In connection with the acquisition of Phase II Fort Worth, Spring Magnolia II executed and delivered to Orinda a note for seller financing of the acquisition in the original amount of Seven Hundred Eighty Eight Thousand Seven Hundred Fifty Dollars ($788,750), with the note obligation due and payable in full on December 31, 2005. By agreement with Orinda, which accepted and executed the Note Extension on January 5, 2006, Spring Magnolia II paid an extension payment in the amount of One Hundred Fifty Four Thousand One Hundred Thirty Four Dollars and twenty five cents ($154,134.25), of which sum One Hundred Thousand Dollars ($100,000) represented a principal payment and the balance accrued interest through December 31, 2005. In consideration of the extension payment and delivery of the Note Extension, the maturity date for the balance was extended to March 1, 2006. Enclaves Group, Inc. signed the Note Extension to confirm and correct the mortgage lien on Phase II Fort Worth, which had not been set forth correctly in the original mortgage document recorded.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits
Exhibit No.	Description of Exhibit
10.1	Extension of Note and Lien dated December 31, 2005, made effective January 5, 2006, by and between Enclaves of Spring Magnolia II LLC, Enclaves Group, Inc., and Orinda Capital Partners, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCLAVES GROUP, INC.

Dated: January 11, 2006	By:	/s/ Daniel G. Hayes
Name: Daniel G. Hayes
Title: President and Chief Executive Officer